UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 28, 2006

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5350 NE Dawson Creek Drive
Hillsboro, OR 97124

(Address of principal executive offices)

(503) 726-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 28, 2006, we changed the job responsibilities of Robert H. J. Fastenau, one of the named executive officers in our 2006 proxy statement, and gave Mr. Fastenau a pay increase in connection with his new responsibilities. We increased Mr. Fastenau’s base salary from €200,000 to €245,000 and increased his targeted variable compensation from 55% to 60% of base salary. The basis for determining the actual payout under the Company’s management variable compensation plan was described in our Current Report on Form 8-K filed on September 21, 2006. No other changes were made to Mr. Fastenau’s compensation. A copy of Mr. Fastenau’s employment agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Fastenau’s new title is Executive Vice President of Marketing and Technology. In this role, Mr. Fastenau will have responsibility for worldwide marketing and all research and development.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Employment Agreement with Robert H. J. Fastenau, dated November 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: December 4, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement with Robert H. J. Fastenau, dated November 28, 2006